Exhibit 23.7

CONSENT OF QUALIFIED PERSON
DRA Americas Inc. (“DRA”), in connection with Arcadium Lithium plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein, including any amendments thereto (collectively, the “Registration Statement”), consents to:
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the use in connection with the Registration Statement of the technical report titled “Technical Report on the Whabouchi Mine, Nemaska, Quebec” (the “Technical Report Summary”), dated September 8, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to, and portions of which are summarized in, Livent Corporation’s Current Report on Form 8-K dated September 25, 2023 (the “Form 8-K”), which Form 8-K is incorporated by reference in the Registration Statement;

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the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Registration Statement; and

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any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included or incorporated by reference in the Registration Statement.

We are responsible for authoring, and this consent pertains to, Sections 1.1, 1.10, 1.14 through 1.23 (except subsections 1.15.2, 1.23.1, 1.23.2, 1.23.3, 1.23.6 and 1.23.7), 2, 10, 14, 15 (except subsections 15.1.9 and 15.1.10), 16, 17 (except subsections 17.5 and 17.6), 18, 19 and 21 through 25 (except subsections 23.2, 23.3, 23.4, 23.7, 24.2, 24.4 and 24.5) of the Technical Report Summary, provided that, in accordance with the provisions set forth in §229.1302(f), we have relied on information provided by or on behalf of Livent Corporation as set forth in Section 25 of the Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that they fairly and accurately represent information in the Technical Report Summary for which we are responsible.

Date:      October 30, 2023
DRA AMERICAS INC.

By:	/s/ Daniel M. Gagnon
	Name:	Daniel M. Gagnon
	Title:	VP Mining, Geology and GM Montréal office